Exhibit 4.36

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SUPPLEMENTAL AGREEMENT

to

Contract of Lease

This Agreement is made and entered into this March 22, 2021, and effective on the date of this Agreement, by and among:

(1)

BELLE CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at the 5th Floor, Two E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (the Lessor);

(2)

MELCO RESORTS LEISURE (PHP) CORPORATION (Formerly MCE LEISURE (PHILIPPINES) CORPORATION), a corporation duly organized and existing under and by virtue of Philippine laws, with office address at Asean Avenue corner Roxas Boulevard, Brgy. Tambo, 1701 Parañaque City (the Lessee)

(Each a Party, and together, the Parties).

RECITALS

(A)

On October 25, 2012, the Parties entered into a Contract of Lease (the Lease Agreement) whereby the Lessor agreed to lease unto the Lessee the Leased Premises where the casino, hotel, retail and entertainment complex called “City of Dreams Manila” (COD Manila) currently stands.

(B)

On March 13, 2013, the Parties, together with SM Investments Corporation, PremiumLeisure and Amusement, Inc., MCE Holdings No. 2 (Philippines) Corporation (now MPHIL Holdings No. 2 Corporation), and MCE Holdings (Philippines) Corporation (now MPHIL Holdings No. 1 Corporation), entered into an Operating Agreement (the Operating Agreement) whereby the Lessee was appointed as the sole and exclusive operator of COD Manila.

(C)	The Lessee agreed to pay to the Lessor monthly rent for the Leased Premises as provided in Section 5.01 of the Lease Agreement (the Monthly Rent).

(D)

The COVID-19 pandemic and Government issuances related thereto caused the suspension of gaming operations of COD Manila beginning, March 15, 2020. On June 18, 2020, the Philippine Amusement and Gaming Corporation (PAGCOR) allowed integrated resort casinos including COD Manila, to conduct “trial run” or “dry run” operations at thirty percent (30%) limited operating capacity. In August 2020, PAGCOR suspended gaming operations for about two (2) weeks. Thereafter, PAGCOR allowed the integrated resort casinos, including COD Manila, to re-open at 30% operating capacity. This and other restrictions have continued into the calendar year 2021 and remain continuing as of the date of this Agreement.

(E)

The COVID-19 pandemic, various Government restrictions, and the temporary closure and continued limited operations of COD Manila completely and radically altered the conditions under which the Parties have entered into the Lease Agreement, and have had an extremely disruptive effect on the operations of the Lessee, including a decline in revenues and negative earnings and negative cashflow.

(F)

The Lessor, cognizant of the effects of the pandemic to the operations of COD Manila, and in consideration of its strong partnership with the Lessee, has agreed to restructure the Monthly Rent under the Lease Agreement for the years 2020 and 2021.

NOW, THEREFORE, the Parties hereto agree as follows:

Section	1. Defined Terms

Unless defined in this Agreement, capitalized terms have the meaning ascribed to such terms in the Lease Agreement.

Section 2.    2020 Monthly Rent

The Parties agree that the total annual Rent for the calendar year 2020 shall be [***], exclusive of value added tax and net of withholding tax, covering the [***] only and no rent will be due on the [***]. An overpayment of [***] will be returned and paid by the Lessor to the Lessee no later than five (5) business days from the date of this Agreement without any set-off, condition, restriction, counterclaim, deduction or withholding.

Section 3.    2021 Monthly Rent

The Parties agree that the Monthly Rent for the Leased Premises for the calendar year 2021 as provided in Schedule 1 of this Agreement shall be paid by the Lessee to the Lessor in the manner and within the time period provided in the Lease Agreement, in the following amounts and subject to the adjustments provided:

a.

The minimum guaranteed rent shall be [***] percent ([***]%) of the Monthly Rent (the Reduced Monthly Rent) which is [***], or a total of [***] for all twelve (12) months of calendar year 2021 (the Reduced 2021 Rent), subject to the following:

i.	[***]

ii.	[***]

iii.	[***].

iv.	In any case, if after calendar year 2021:

1.

the total rent paid by Lessee to Lessor for calendar year 2021 (inclusive of any additional amounts under Sections 3 (b), (c), and (d) of this Agreement) is equal to or exceeds the Reduced 2021 Rent, then [***].

2.

the total rent paid by Lessee to Lessor for calendar year 2021 (inclusive of any additional amounts under Sections 3 (b), (c), and (d) of this Agreement) is less than the Reduced 2021 Rent, then [***] on or before the fifth (5th) business day after December 31, 2021.

b.

In the event of an increase in operating capacity of COD Manila over thirty percent (30%) for any month in 2021, a corresponding amount shall be paid in addition to the Reduced Monthly Rent for that month, of up to [***] percent ([***]%) of the Monthly Rent in the proportion to the increase in operating capacity, such additional amount to be computed as follows:

Every [***]% increase in capacity over 30% is equal to [***]% out of [***]% of the Monthly Rent, as illustrated below:

Allowed Operating Capacity %	Corresponding amount in addition to the Reduced Monthly Rent (% of the Monthly Rent)
30%	[***]
40%	[***]
50%	[***]
60%	[***]
70%	[***]
80%	[***]
90%	[***]
100%	[***]

provided:

(i)	the percentage of the Monthly Rent payable shall increase by a maximum of [***]% if the allowed operational capacity increases from 30% to 100%.

(ii)	if the increase in operating capacity only takes effect and occurs for part of that month, the additional amount for the month under this Section 3(b) shall be [***].

Any subsequent issuance by a Government Authority that decreases the operating capacity of COD Manila to 30% or less shall result in [***] under this Section 3(b) being due for the month during which the reduction in operating capacity to 30% or less takes effect. If the subsequent reduction in operating capacity to 30% or less affects only part of a month, the [***] under this Section 3(b) shall be [***].

In the event any issuance of a Government Authority suspends the operations of COD Manila through no fault of the Lessee, the Lessee shall not be liable to pay any Rent during the period such issuance remains effective. If the suspension is lifted, but COD Manila is only allowed to open at 30% operating capacity or less, the above provisions shall apply.

For this Agreement, “increase in operating capacity” (or “increase operational capacity”) means: formal and official issuances by the appropriate Government Authority, including PAGCOR, permitting COD Manila to increase its operating capacity to more than 30%.

c.

Up to [***] per cent ([***]%) of the Monthly Rent shall be paid in addition to the Reduced Monthly Rent, and any increase thereto effected pursuant to Sections 3(b) and 3(d) (below) of this Agreement, should the government lift all restrictions for individuals aged sixty-five (65) years old and above to enter and visit COD Manila in the proportion to the age restriction being lifted.

Every 1 year of age restriction above 65 years old up to 85 years old lifted is equal to [***]% of the Monthly Rent up to a maximum of [***]% of the Monthly Rent. For the avoidance of doubt, if the age restriction is increased to 85 years old and above, the entire [***] percent ([***]%) of the Monthly Rent shall be due.

(i)

If the lifting of all restrictions on individuals aged 65 years old and above only takes effect and occurs for part of that month, the additional amount for the month under this Section 3(c) shall be pro-rated based on the number of whole days (24 hours) COD Manila was allowed to operate without the restriction on individuals aged 65 years old and above, divided by the total number of days in the month.

(ii)

Any subsequent issuance by a Government Authority which imposes any restriction for individuals aged sixty-five (65) years old and above to enter and visit COD Manila shall result in [***] under this Section 3(c) being due for the month during which the restriction is applied, subject to the formula of proportionality provided in the first and second paragraphs of this Section 3(c). If the subsequent restriction affects only part of a month, the [***] under this Section 3(c) shall be pro-rated based on the number of whole days (24 hours) COD Manila was allowed to operate without the restriction on individuals aged 65 years old and above, divided by the total number of days in the month. In the event any issuance of a Government Authority suspends the operations of COD Manila through no fault of the Lessee, the Lessee shall not be liable to pay any Rent during the period such issuance remains effective. If the suspension is lifted, but COD Manila is only allowed to open at 30% operating capacity or less, the above provisions shall apply.

d.

[***] per cent ([***]%) of the Monthly Rent shall be paid in addition to the Reduced Monthly Rent, and any increase thereto effected pursuant to Sections 3(b) and 3(c) of this Agreement, should the government lift the inbound international travel restriction for foreigners due to the COVID-19 pandemic such that foreigners may have free access to the Philippines and all areas of COD Manila (including its casino and gaming areas) without any quarantine requirements.

For purposes of the first paragraph of Section 3 (d) of this Agreement, “quarantine requirements” shall mean any Government Authority issuance mandating that a foreigner arriving at the Philippines must undergo quarantine or isolation for any period, provided that any requirement for testing for infectious diseases and the resulting waiting time do not constitute a “quarantine requirement”. There is a “quarantine requirement” even if the quarantine or isolation shall be at the foreigner’s accommodation of choice or residence.

Any additional payment under this Section 3(d) shall apply and become due starting only on the date falling one (1) month following the effectivity of the issuance by the Government Authority lifting the inbound international travel restrictions for all foreigners.

(i)

If the lifting of inbound international travel restrictions for foreigners only takes effect or occurs for part of a month, the additional amount for the month under this Section 3(d) shall be pro-rated based on the number of whole days (24 hours) in the month the restriction on inbound international travel for all foreigners was applicable, divided by the total number of days of the month.

(ii)

Any subsequent government issuance which imposes any restriction on inbound international travel for foreigners due to the COVID-19 pandemic shall result in [***] under this Section 3(d) for the month during which the restriction is applied. If the subsequent restriction affects only part of a month, the [***] under this Section 3(c) shall be pro-rated based on the number of whole days (24 hours) in the month the restriction on inbound international travel for foreigners was applicable, divided by the total number of days of the month. In the event any issuance of a Government Authority suspends the operations of COD Manila through no fault of the Lessee, the Lessee shall not be liable to pay any Rent during the period such issuance remains effective. If the suspension is lifted, but COD Manila is only allowed to open at 30% operating capacity or less, the above provisions shall apply.

e.	For greater certainty, the maximum rent payable under this Section 3 is [***]% of the Monthly Rent.

f.

In the event of closure or suspension of the operations of COD Manila due to the fault or sole discretion of the Lessee, the Lessee shall continue to be liable to pay the Monthly Rent in accordance with this Section 3.

Section 4.    Adjustments Cumulative

The Parties agree that the adjustments provided in Section 3 shall be cumulative and not exclusive. Any applicable adjustments indicated in Section 3 for any given month shall accrue in favor of the Lessor and be added to the Reduced Monthly Rent. To the extent any conditions in Section 3 are in effect for portion of any rental period, the amount shall be pro-rated as provided in Section 3.

Section 5.    Effectivity and Term

The Lessee affirms and acknowledges that during the period of the COVID 19 Pandemic up to the date of this Agreement, the Lessor has continued to respect and showed good faith, and has not performed any action to disrupt or contravene the Lessee’s lease and possession of the Leased Premises. The Parties agree that the arrangements embodied in this Agreement shall be effective immediately and apply only to the calendar years 2020 and 2021.

Section 6.    Consequence of Modification

The Parties agree that during the effectivity of this Agreement, the Lease Agreement shall be deemed modified as provided here. Except as provided in this Agreement, all other provisions and terms of the Lease Agreement shall remain in full force and effect. This Agreement amends, modifies and supplements the Lease Agreement and shall be fully incorporated into and subject to the terms and provisions thereof other than as such terms and provisions thereof have been modified by this Agreement.

Section 7.    Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines.

Section 8.    Dispute Resolution

Any dispute arising from or related to this Agreement (including as to its existence, breach or termination), will be resolved through Arbitration, and in accordance with the procedure stipulated in Section 13.06 of the Lease Agreement.

Section 9.    Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each Party may execute this Agreement by signing any such counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

BELLE CORPORATION

By:

/s/ WILLY N. OCIER
Name: WILLY N. OCIER
Position: Chairman

ACKNOWLEDGMENT

Republic of the Philippines    )

City of                                     ) S.S.

BEFORE ME, a Notary Public for and in                      this                      personally appeared before me the following:

Name	I.D.	Date/Place Issued
Willy N. Ocier

both known to me as the same person who executed this foregoing instrument and he acknowledged to me that the same is his own true and voluntary act and deed and that of the principal and company/firm he represents.

WITNESS MY HAND AND SEAL this                      day of                 , at                     , Philippines.

Doc No.	;
Page No.	;
Book No.	;
Series of 2021.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

MELCO RESORTS LEISURE (PHP) CORPORATION

By:

/s/ CLARENCE YUK MAN CHUNG
Name:	CLARENCE YUK MAN CHUNG
Position:	President

ACKNOWLEDGMENT

Republic of the Philippines    )

City of                                     ) S.S.

BEFORE ME, a Notary Public for and in                  this                      personally appeared before me the following:

Name	I.D.	Date/Place Issued
Clarence Yuk Man Chung

both known to me as the same person who executed this foregoing instrument and he acknowledged to me that the same is his own true and voluntary act and deed and that of the principal and company/firm he represents.

WITNESS MY HAND AND SEAL this                      day of                     , at                     , Philippines.

Doc No.	;
Page No.	;
Book No.	;
Series of 2021.

SCHEDULE 1

2021 MONTHLY RENT

MONTHLY RENT
Gaming
Phase 1	[***]
Phase 2	[***]
Total Gaming Rent	[***]

Non-Gaming
Phase 1	[***]
Phase 2	[***]
Land	[***]
Total before VAT sharing	[***]
Less: VAT sharing	[***]
Total Non-gaming rent	[***]

Total Monthly Rent	[***]